Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Cetus Capital Acquisition Corp. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chung-Yi Sun
March 28, 2024	Chung-Yi Sun
CEO and Chief Executive Officer
(Principal Executive Officer)

A signed original of this document has been provided to Cetus Capital Acquisition Corp. and will be retained by Cetus Capital Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.